Exhibit 23.1

               CONSENT OF ERNST & YOUNG, LLP, INDEPENDENT AUDITORS




We consent to the incorporation by reference, in this Registration Statement on Form S-8 pertaining to the Sonus Corp. Second Amended and Restated Stock Award Plan of our report dated November 9, 2001, except paragraph 2 of Note 7, as to which the date is November 19, 2001, with respect to the consolidated financial statements and schedule of Sonus Corp. included in the Annual Report (Form 10-K) for the year ended July 31, 2001, filed with the Securities and Exchange Commission.


                                          /s/ Ernst & Young, LLP

Seattle, Washington
December 21, 2001